                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


         Amendment dated as of May 1, 2002 to the Investment Advisory Agreement dated as of May 1, 2000, between Penn Series Funds, Inc. ("Penn Series") and Independence Capital Management, Inc. (the "Adviser").

                                   WITNESSETH:

         WHEREAS, Penn Series and Adviser entered into an Investment Advisory Agreement (the "Agreement") dated as of May 1, 2000;

         WHEREAS, in accordance with Section 1 of the Agreement, Schedule A to the Agreement lists certain portfolios of Penn Series (collectively, the "Funds," or individually, a "Fund") with respect to which Adviser renders investment advisory services pursuant to the terms and conditions of the Agreement;

         WHEREAS, in accordance with Section 3 of the Agreement, Schedule B to the Agreement sets forth the investment advisory fees to be paid by Penn Series to the Adviser for such services; and

         WHEREAS, Penn Series and Penn Mutual wish to amend and restate Schedules A and B of the Agreement for the purpose of adding additional portfolios of Penn Series to the Agreement and setting forth investment advisory fees that Penn Series will pay to the Adviser for providing investment advisory services to such additional portfolios:

         NOW THEREFORE, Penn Series and the Adviser hereby amend and restate Schedules A and B to the Agreement as set forth in Schedules A and B attached to this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their officers designated below as of the day and year first written above.


PENN SERIES FUNDS, INC.                   INDEPENDENCE CAPITAL MANAGEMENT, INC.

By:                                       By:
       ---------------------------               ---------------------------
Name:  Peter M. Sherman                   Name:  Richardson T. Merriman
Title: President                          Title: Senior Vice President
Date:                                     Date:
       ---------------------------               ---------------------------

                                   Schedule A
                                       to
                          INVESTMENT ADVISORY AGREEMENT
                                     between
                             PENN SERIES FUNDS, INC.
                                       and
                      INDEPENDENCE CAPITAL MANAGEMENT, INC.


                                Penn Series Funds


                                Money Market Fund
                           Limited Maturity Bond Fund
                                Quality Bond Fund
                              High Yield Bond Fund
                              Flexibly Managed Fund
                                Core Equity Fund
                               Growth Equity Fund
                              Large Cap Value Fund
                                 Index 500 Fund
                               Mid Cap Growth Fund
                               Mid Cap Value Fund
                              Emerging Growth Fund
                              Small Cap Value Fund
                            International Equity Fund
                              Large Cap Growth Fund
                              Strategic Value Fund
                                    REIT Fund

                                   Schedule B
                                       to
                          INVESTMENT ADVISORY AGREEMENT
                                     between
                             PENN SERIES FUNDS, INC.
                                       and
                      INDEPENDENCE CAPITAL MANAGEMENT, INC.


---------------------------------------------- ----------------------------------------------------------------------

                NAME OF FUND                                         INVESTMENT ADVISORY FEES
                                                               (As a Percentage of the Average Daily
                                                                      Net Assets of the Fund)
---------------------------------------------- ----------------------------------------------------------------------
Money Market Fund                               0.20% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.15% with respect to average daily net assets of the Fund in excess of $100,000,000.

---------------------------------------------- ----------------------------------------------------------------------
Limited Maturity Bond Fund                                                     0.30%
---------------------------------------------- ----------------------------------------------------------------------
Quality Bond Fund                               0.35% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.30% with respect to average daily net assets of the Fund in excess of $100,000,000.
---------------------------------------------- ----------------------------------------------------------------------
High Yield Bond Fund                                                           0.50%
---------------------------------------------- ----------------------------------------------------------------------
Flexibly Managed Fund                                                          0.60%
---------------------------------------------- ----------------------------------------------------------------------
Core Equity Fund                                                               0.50%
---------------------------------------------- ----------------------------------------------------------------------
Growth Equity Fund                              0.65% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.60% with respect to average daily net assets of the Fund in excess of $100,000,000.
---------------------------------------------- ----------------------------------------------------------------------
Large Cap Value Fund                                                           0.60%
---------------------------------------------- ----------------------------------------------------------------------
Index 500 Fund                                                                 0.07%
---------------------------------------------- ----------------------------------------------------------------------
Mid Cap Growth Fund                                                            0.70%
---------------------------------------------- ----------------------------------------------------------------------
Mid Cap Value Fund                              0.55% of the first $250 million of average net assets; 0.525% of the next $250 million; 0.50% of the next $250 million; 0.475% of the next
                                                $250 million; 0.45% of the next $500 million; and 0.425% of average daily net assets in excess of $1.5 billion.


---------------------------------------------- ----------------------------------------------------------------------
Emerging Growth Fund                            0.80% of the first $25,000,000 of average daily net assets of the Fund;
                                                0.75% of the next $25,000,000 of average daily net assets of the Fund;
                                                and 0.70% of average daily net assets of the Fund in excess of
                                                $50,000,000.
---------------------------------------------- ----------------------------------------------------------------------
Small Cap Value Fund                                                           0.85%
---------------------------------------------- ----------------------------------------------------------------------
International Equity Fund                                                      0.85%
---------------------------------------------- ----------------------------------------------------------------------
Large Cap Growth Fund                                                          0.55%
---------------------------------------------- ----------------------------------------------------------------------
Strategic Value Fund                                                           0.72%
---------------------------------------------- ----------------------------------------------------------------------
REIT Fund                                                                      0.70%
---------------------------------------------- ----------------------------------------------------------------------





                                      B-2